Exhibit 99.1
EBIX REPORTS 72% YOY GROWTH WITH DILUTED EPS OF 43 CENTS
• Revenues of $33.3 million up 43% year-over-year
• Net Income of $16.7 million up 77% year-over-year
ATLANTA, GA – November 9, 2010 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported record financial results for the third quarter of 2010.
Ebix delivered the following results for its third quarter, fiscal year 2010:
Revenues: Total Q3 2010 revenue grew to a record $33.3 million, an increase of 43% on a year-over-year basis, as compared to Q3 2009 revenue of $23.3 million. During the nine months ended September 30, 2010 revenue increased $30.7 million or 46%, to $97.1 million compared to $66.4 million during the same period in 2009.
Channel Revenues: The Exchange channel grew 66% year over year to $23.5 million or 71% of the Q3 revenues. The BPO channel grew 13% year over year, to $4.1 million or 12% of the Q3 revenues. The Broker Channel grew 18% year over year, to $3.5 million or 10% of the Q3 revenues. The Carrier channel dropped 14% year over year, to $2.2 million or 7% of the Q3 revenues.
Customers: The Company also announced the signing of new contracts with named accounts like Zurich Data Exchange, Transamerica, Fidelity, Security Mutual, AEGON Canada, ING North America, Arrowpoint, CBIZ Special Risk Insurance, Symetra Life Insurance, NFP, Principal Financial Group, Marsh, Mutual of Omaha, National Capital, Consolidated Health Plans, United Medical Alliance, Catholic Foreign Mission Society, Getty Images, LA County of Education, San Diego Gas & Electric, Parsons Corp, Mohawk, Willis – Illinois, International Paper Company, LBA Realty, Energy Trust of Oregon, City of San Diego, Arthur J. Gallagher, Utah School Board, Maine Motor Transport, IBTX Risk Services, Schneider Electric, Sempra, Summit Consulting, ATC Management, Motorist Mutual, Calibre Risk Services, Caregivers United Liability, Mississippi Health Care Insurance, State of Arizona, Farmers & Merchants State Bank, MFL Consulting, Ace Life, Chartis, Brasilprev, Bradesco and Allianca da Bahai. This list of names is a sample representation of contracts signed by the Company in the third quarter of 2010.
Net Income: Q3 2010 net income was $16.7 million, an increase of 77% on a year-over-year basis, as compared to Q3 2009 net income of $9.4 million. This included non-operating income of $3.9 million resulting from the gain recognized in regards to the decrease in the fair value of the put option that was issued to the two former stockholders of E-Z Data who received shares of Ebix common stock as part of the acquisition consideration paid by the Company.
Earnings per Share: Q3 2010 diluted earnings per share rose 72% year-over-year to $0.43, as compared to $0.25 in the third quarter of 2009. For purposes of the Q3 2010 EPS calculation, there was an average of 39.0 million diluted shares outstanding during the quarter, as compared to 37.8 million diluted shares outstanding in Q3 of 2009.
Expenses: The Company’s operating expenses for the quarter grew by 50 percent to $20.2 million as compared to $13.5 million for the third quarter of 2009, and operating expenses for the nine months ended September 30, 2010 were $58.2 million as compared to $39.0 million for the same period in 2009.
Margins: Operating margins were 39.3% and 40.0% for the three and nine months ending September 30, 2010 respectively, as compared to 42.0% and 41.3% respectively for the same periods during 2009.
Cash Flows: During the nine months ended September 30, 2010 the Company generated $33.8 million of net cash flow from ongoing operations, as compared to $22.1 million for the same nine-month period in 2009.
Convertible Debt: During Q3 2010 White box VSC, Ltd and IAM Mini-Fund 14 Limited elected to convert $9.5 million of their August 26, 2009 Convertible Promissory Notes. The Company settled these conversion elections by paying $9.5 million in cash with respect to the principal component, paying $2.5 million in cash for a portion of the conversion spread and issuing 58,357 shares of Ebix common stock for the remainder of the conversion spread. Accordingly, the Company’s total convertible debt as of 30th September 2010 was reduced to $15.5 million.

As of November 9, 2010 the Company’s convertible debt was further reduced to a total of $5.0 million, as all remaining conversion elections made by White box VSC, Ltd and IAM Mini-Fund 14 Limited since the end of Q3 2010 were settled by the Company paying an additional $10.5 million in cash with respect to the principal component and issuing 225,000 shares of Ebix common stock for the conversion spread. The $5.0 million of convertible debt that remains is with the Rennes Foundation.
Share Repurchases: During Q3 2010, the Company repurchased 328,408 shares of our common stock at an average price of $17.18 per share for an aggregate amount of $5.6 million. The Company’s total share repurchases to date for the year 2010 amount to a total of 669,978 shares, for an aggregate amount of $10.6 million at an average price of $15.87 per share. Since the announcement of the ADAM merger on August 29, 2010, the Company has not made any new repurchases of Ebix stock, in order to be in compliance with SEC guidelines mandating a suspension of share repurchases until the merger is completed.
Ebix Chairman, President & CEO Robin Raina said “We are pleased with these results as we are able to deliver these results despite the present economic crisis in the insurance industry, as also with our continued investment in future Exchange and On-Demand Based products and services for the insurance and financial services industries. We are presently in the process of building many new products designed to expand the portfolio and geographical reach of many of our services such as life, health and annuity exchanges, as also cloud computing based carrier back end systems. We expect to launch some of these services in the first half of 2011.”
Robin further said, “We remain focused on creating a fundamentally strong Company with recurring revenue streams, 40% operating margins, minimal customer attrition and healthy operating cash flows. We have always believed that a Company with all these attributes has the potential of becoming the largest Insurance software services player worldwide. Accordingly, the Company has not tried to grow its top line aggressively at the cost of its bottom-line. We intend to make efforts to grow both proportionately.”
Robin added, “We feel good about our future prospects both in the United States and abroad especially in the area of Exchanges. Accordingly, we are presently in the process of doubling our sales resources across the Company especially in the Exchange arena.”
Ebix SVP & CFO Robert Kerris said, “We are pleased with the Company’s consistent ability to generate strong operating cash flows, and in particular the fact that the $33.8 million of cash flow from our operating activities for the nine months ending September 30, 2010 represents a 93% realization of adjusted net income (defined as net income less net non-cash gains from derivative instruments and unrealized foreign exchange gains, or $43.1 million less $5.4 million and $1.3 million, respectively) for the same period. Despite our rapid growth, only 1.4% of our receivables have been outstanding for more than a year, implying that virtually all of our operating revenues are realized in the form of cash inflows within our annual reporting cycle. As to the health of our balance sheet, we are pleased with the fact that our current ratio has improved to 1.09 at September 30, 2010 as compared to 0.62 at December 31, 2009 due to stronger operating cash flows, retirement of convertible debt obligations, and the refinancing of our revolving credit facility.”
Investor Conference Call
Ebix will host a conference call to discuss its third quarter 2010 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through www.ebix.com/webcast. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company’s Investor Relations home page at http://www.ebix.com

About Ebix, Inc.
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com
CONTACT:
Aaron Tikkoo, IR
678 -281-2027 or atikkoo@ebix.com
Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2009, included under “Item 1A. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
# # #
(Financial tables follow)

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating revenue	$33,281	$23,292	$97,091	$66,381

Operating expenses:
Cost of services provided	7,418	4,465	21,908	13,298
Product development	3,294	3,000	10,228	8,258
Sales and marketing	1,685	1,298	4,759	3,553
General and administrative	6,249	3,803	16,914	11,355
Amortization and depreciation	1,553	943	4,433	2,517

Total operating expenses	20,199	13,509	58,242	38,981

Operating income	13,082	9,783	38,849	27,400
Interest income	163	56	378	147
Interest expense	(236)	(234)	(750)	(791)
Other non-operating income	3,917	—	5,678	—
Foreign currency exchange gain	523	142	859	894

Income before income taxes	17,449	9,747	45,014	27,650
Income tax expense	(768)	(313)	(1,939)	(925)

Net income	$16,681	$9,434	$43,075	$26,725

Basic earnings per common share	$0.48	$0.30	$1.24	$0.88

Diluted earnings per common share	$0.43	$0.25	$1.10	$0.72

Basic weighted average shares outstanding	34,592	31,236	34,765	30,531

Diluted weighted average shares outstanding	39,020	37,840	39,218	37,470

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$11,263	$19,227
Short-term investments	6,751	1,799
Trade accounts receivable, less allowances of $321 and $565, respectively	28,816	22,861
Other current assets	5,139	2,628

Total current assets	51,969	46,515

Property and equipment, net	7,991	7,865
Goodwill	178,459	157,245
Intangibles, net	23,402	20,505
Indefinite-lived intangibles	30,238	29,223
Other assets	1,058	814

Total assets	$293,117	$262,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,705	$11,060
Accrued payroll and related benefits	3,452	3,634
Short term debt	5,000	23,100
Convertible debt, net of discount of $241 and $706, respectively	15,259	28,681
Current portion of long term debt and capital lease obligations	392	596
Deferred revenue	7,709	7,754
Current deferred rent	192	163
Other current liabilities	129	109

Total current liabilities	47,838	75,097

Revolving line of credit	21,000	—
Long term debt and capital lease obligations, less current portion	1,494	671
Other liabilities	2,991	2,965
Deferred tax liability, net	6,014	5,147
Put option liability	1,180	6,596
Deferred revenue	113	269
Long term deferred rent	609	679

Total liabilities	81,239	91,424

Commitments and Contingencies, Note 6

Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2010 and December 31, 2009	—	—
Common stock, $.10 par value, 60,000,000 shares authorized, 34,628,057 issued and 34,587,548 outstanding at September 30, 2010 and 34,474,608 issued and 34,434,099 outstanding at December 31, 2009	3,456	3,443
Additional paid-in capital	151,173	158,404
Treasury stock (40,509 shares as of September 30, 2010 and December 31, 2009)	(76)	(76)
Retained earnings	51,698	8,623
Accumulated other comprehensive income	5,627	349

Total stockholders’ equity	211,878	170,743

Total liabilities and stockholders’ equity	$293,117	$262,167

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30
	2010	2009
Cash flows from operating activities:
Net income	$43,075	$26,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,434	2,517
Stock option compensation	324	148
Restricted stock compensation	1,050	833
Provision for doubtful accounts	342	90
Debt discount amortization on convertible debt	303	—
Unrealized foreign exchange gain on forward contracts	(1,270)	(141)
Unrealized foreign exchange gain	(277)	—
Gain on put option	(5,416)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,020)	(4,644)
Other assets	(1,219)	(622)
Accounts payable and accrued expenses	(1,140)	(214)
Accrued payroll and related benefits	(369)	(591)
Deferred revenue	(859)	(29)
Deferred rent	(70)	—
Deferred taxes	(89)	(2,197)
Other current liabilities	41	252

Net cash provided by operating activities	33,840	22,127

Cash flows from investing activities:
Acquisition of MCN, net of cash acquired	(2,931)	—
Acquisition of Trades Monitor, net of cash acquired	(2,749)	—
Acquisition of Connective Technologies, net of cash acquired	(1,337)	—
Acquisition of E-Trek, net of cash acquired	(1,011)	—
Acquisition of USIX, net of cash acquired	(6,844)	—
Investment in ConfirmNet	(2,975)	(3,279)
Investment in IDS	—	(1,000)
Investment in Acclamation	—	(85)
Acquisition of Facts, net of cash acquired	—	(6,215)
Investment in Facts	(11)	—
Investment in Periculum,	(4)	(200)
Advance deposit on acquisition of Peak	—	(3,800)
Advance deposit on acquisitions of E-Z Data	—	(8,080)
(Purchases)maturities of marketable securities, net	(4,952)	167
Capital expenditures	(1,325)	(1,941)

Net cash used in investing activities	(24,139)	(24,433)

Cash flows from financing activities:
Repayments on revolving line of credit, (net of proceeds)	(2,100)	(1,095)
Proceeds from term loan	10,000	—
Principal payments of term loan obligation	(3,750)	—
Repurchases of common stock	(10,650)	(505)
Proceeds from the exercise of stock options	231	1,457
Proceeds from the issuance of convertible debt, including equity component	—	25,000
Payments of capital lease obligations	(683)	(99)
Principal payments of debt obligations	—	(773)
Settlement on conversion of convertible debt	(12,021)	—

Net cash provided by/(used in) financing activities	(18,973)	23,985

Effect of foreign exchange rates on cash	1,308	(297)

Net change in cash and cash equivalents	(7,964)	21,382
Cash and cash equivalents at the beginning of the period	19,227	9,475

Cash and cash equivalents at the end of the period	$11,263	$30,857